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                                 EXHIBIT 10.17
                             AMENDMENT NUMBER ONE
                       NATIONAL COMMERCE BANCORPORATION
                   1994 STOCK PLAN, AS AMENDED AND RESTATED
                       EFFECTIVE AS OF NOVEMBER 1, 1996

       The National Commerce Bancorporation 1994 Stock Plan, as amended and restated effective as of November 1, 1996 is hereby amended as follows:

                                    (S) 1.

     (S) 2.3  Change in Control, hereby is amended as of the effective date of
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the Amendment Number One in its entirety to read as follows:

           "Change in Control" shall mean a change in control of NCBC that shall
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           be deemed to have occurred if and when, with or without the approval of the Board incumbent prior to the occurrence:

                 (1) more than 25% of the outstanding securities entitled to vote in an election of Directors of NCBC shall be acquired by any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended); or

                 (2) as a result of a tender offer, merger, consolidation, sale of assets or contested election, or any combination of such transactions, the persons who were Directors of NCBC immediately before the transaction shall cease to constitute a majority of the Board.

                                 (S) 2.

     (S) 7.1 hereby is amended effective retroactively to July 1, 1998 by adding the following to the end of (S) 7.1:

           "Finally, the 60,000 and 100,000 share grant caps set forth in this
           (S)7.1 shall not apply to an Options granted to an individual not previously employed by NCBC to induce the individual to become an employee of NCBC."


                                   (S) 3.

       (S) 10, Nontransferability, hereby is amended as of the effective date of this Amendment Number One in its entirety to read as follows:

           "(a)  ISOs.  No Option granted under this Plan which is an ISO and no
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           surrender right granted under (S) 11 as part of such Option shall be transferable by a Key Employee other than by will or by the laws of descent and distribution, and any such Option and any such surrender right shall be exercisable during the lifetime of a Key Employee only by such Key Employee.

           (b)  NQO's and Restricted Stock.  No Option granted under this Plan
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           which is an NQO and no surrender right granted under (S) 11 as part of such Option and no Restricted Stock grant shall be transferable by a Key Employee other than by will or by the laws of descent and distribution except to the extent expressly provided in the related Option Agreement or Restricted Stock Agreement.

           (c)  Conditions.  A Key Employee's right to effect any transfer under
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           (S) 10(b) shall be subject to the condition that (1) there is a form on which to register the related shares of Stock for issuance and resale under the applicable securities laws which is acceptable to NCBC (acting in its absolute discretion) or an exemption from such registration which is acceptable to NCBC (acting in its absolute discretion) and (2) the transfer has no effect whatsoever on the terms and conditions to the exercise of the Option or any

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           related surrender right or on the terms and conditions of any
           Restricted Stock grant."

                                   (S) 4.

       By amending (S) 17, Sale, Merger or Change in Control, as of the
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effective date of this Amendment Number One in its entirety to read as follows:

           (S)  Sale, Merger or Change in Control

           (a)  Effective Date.  The rules in this (S) 17 automatically shall
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           apply on the earlier of the date that NCBC agrees to a transaction which will result in a Change in Control or on the date a tender offer is made which could lead to a Change in Control.

           (b)  Stock Options and Restricted Stock.
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                 (1)  Any and all conditions to the exercise of each Option which is outstanding on the date the rules in this (S) 17 become applicable automatically shall be waived on such date and each Key Employee shall (subject to (S) 17(b)(3)) have the right on and after such date to exercise 100% of the shares of Stock subject to each such Option,

                 (2) any and all restrictions on each grant of Restricted Stock which is outstanding on the date the rules in this (S) 17 become applicable automatically shall lapse and shall be of no further force or effect on or after such date, and

                 (3) the Board shall have the right to cancel each such Option and each such Restricted Stock grant after giving each Key Employee a reasonable period (which shall not be less than a 30 day period) to exercise each such Option in full and to take such other action as necessary or appropriate to receive the Stock subject to each such Restricted Stock grant.

           (c)  ShareNCBC Program.
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                 (1)  The Committee on the date the rules in this (S) 17 become applicable shall grant an Option to each Key Employee who on such date has satisfied the Stock purchase requirements under the ShareNCBC Program as implemented by the Committee pursuant to (S) 7.3 and who on such date remains eligible for the grant of an Option under the terms of the ShareNCBC Program which respect to such shares,

                 (2) each such Option shall be granted as if the Key Employee as of such date in fact had satisfied all of the conditions for the grant of an Option under the ShareNCBC Program,

                 (3) each such Option shall be granted without any conditions on the exercise of such Option, and

                 (4) each such Option shall remain 100% exercisable for a reasonable period (which shall not be less than a 30 day period) and thereafter shall be treated the same as any other Option described in (S) 17(b) which was outstanding on the date the rules in this (S) 17 become applicable.


       This Amendment Number One shall be effective on the date NCBC's Board of Directors adopts this Amendment Number One.


                                 NATIONAL COMMERCE BANCORPORATION
                                 BY:
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